Exhibit 99.1
Grubb & Ellis Company Announces 2007 Fourth Quarter and Full
Year Earnings Conference Call February 13
Live Call at 10 a.m. (CT)
SANTA ANA, Calif., Feb. 6 /PRNewswire-FirstCall/ — Grubb & Ellis Company (NYSE: GBE), a leading provider of integrated real estate services, today announced that it will host a live webcast of its 2007 fourth quarter and full year conference call on Wednesday, Feb. 13, at 10 a.m. Central Time (CT). The Company will issue an earnings news release before the market opens that morning.
Scott D. Peters, Chief Executive Officer, and Richard W. Pehlke, Executive Vice President and Chief Financial Officer, will recap the fourth quarter and full year financial results and accomplishments. The conference call will be webcast on the investor relations section of Grubb & Ellis’ Web site at http://www.grubb-ellis.com or may be accessed by dialing 1.800.299.7928 for domestic callers and 1.617.614.3926 for international callers. The conference call ID number is 81190002.
An audio replay will be available beginning at 12 p.m. CT on Wednesday, Feb. 13, until 5 p.m. CT on Wednesday, Feb. 20 and can be accessed by dialing 1.888.286.8010 for domestic callers and 1.617.801.6888 for international callers and entering conference call ID 68221492. In addition, the conference call audio will be archived on the Company’s Web site following the call.
About Grubb & Ellis
Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services companies. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.
Grubb & Ellis and its subsidiaries are leading sponsors of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including tax-deferred 1031 tenant-in-common (TIC) exchanges; public non-traded real estate investment trusts (REITs) and real estate investment funds. As of September 30, 2007, nearly $3 billion in investor equity has been raised for these investment programs. The company and its subsidiaries currently manage a growing portfolio of more than 214 million square feet of real estate. In 2007, Grubb & Ellis was selected from among 15,000 vendors as Microsoft Corporation’s Vendor of the Year. For more information regarding Grubb & Ellis Company, please visit http://www.grubb-ellis.com.
SOURCE Grubb & Ellis Company
CONTACT: Janice McDill of Grubb & Ellis Company, +1-312-698-6707, janice.mcdill@grubb-ellis.com
Web site: http://www.grubb-ellis.com